UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2007

VIA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27264	33-0687976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Battery Street, Suite 330 San Francisco CA		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 283-2200

Corautus Genetics Inc.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 5, 2007, VIA Pharmaceuticals, Inc. (formerly known as Corautus Genetics Inc.) (the “Company”) announced that it had closed its merger (the “Merger”) with privately-held VIA Pharmaceuticals, Inc. (“VIA”) pursuant to the Agreement and Plan of Merger and Reorganization , dated as of February 7, 2007 (the “Merger Agreement”), by and among Corautus Genetics Inc. (“Corautus”), Resurgens Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Corautus, and VIA.

Also on June 5, 2007, in connection with the Merger, the Company increased its authorized shares of common stock to 200,000,000, effected a 1-for-15 reverse stock split of its common stock and changed its name to “VIA Pharmaceuticals, Inc.” The issuance of shares to VIA stockholders in connection with the Merger, the increase in the authorized shares of Corautus common stock to 200,000,000, the reverse stock split (as a reverse stock split in the range of 1-for-5 to 1-for-20) and the name change were approved by the stockholders at a special meeting held on June 4, 2007. Following the special stockholders meeting, the board of directors of Corautus fixed the ratio of the reverse stock split at 1-for-15.

In connection with the Merger, pursuant to the terms of the Merger Agreement, Corautus issued shares of Corautus common stock to VIA stockholders and assumed all outstanding options to purchase VIA common stock, such that following the Merger and the reverse stock split, pre-merger Corautus stockholders own approximately 22% and former VPI equityholders own approximately 78% of the capital stock of the Company, determined on a fully-diluted basis. As of June 5, 2007, after giving effect to the reverse stock split and the merger, the Company had 9,430,607 shares of common stock issued and outstanding.

The Company’s common stock will begin trading on the NASDAQ Capital Market on a reverse split-adjusted basis under the new ticker symbol “VIAP” on June 6, 2007. On June 5, 2007, the Company received notice from the NASDAQ Listings Qualification Panel that the panel had granted an extension through June 29, 2007 for the Company to meet initial listing standards, provided that it demonstrated compliance with continued listing standards, including a minimum closing bid price of $1.00 or more through June 19, 2007. In addition, the exception is conditioned on the Company meeting the $15 million minimum public float requirement on or before June 29, 2007 and maintaining such float for a period of at least ten consecutive trading days prior to July 16, 2007.

The issuance of the shares of common stock to the former VIA stockholders in connection with the Merger was made pursuant to a private placement in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 thereunder.

The Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The press release announcing the closing of the Merger, issued on June 5, 2007, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The consolidated financial statements of VIA, including the report of the independent registered public accounting firm required by this item have not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before August 21, 2007.

The unaudited consolidated financial statements of VIA required by this item have not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before August 21, 2007.

(b)	Pro Forma Financial Information.

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The pro forma financial information required by this item has not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before August 21, 2007.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of February 7, 2007, by and among Corautus Genetics Inc., Resurgens Merger Corp. and VIA Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 from Corautus’s Current Report on Form 8-K, file no. 000-27264, dated February 8, 2007).

99.1	Press Release dated June 5, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA PHARMACEUTICALS, INC.

Date: June 5, 2007	By:	/s/ James G. Stewart
James G. Stewart Senior Vice President, Chief Financial Officer and Secretary